PRESS RELEASE

Clorox Reports Q3 Fiscal Year 2017 Results; Updates Fiscal Year 2017 Outlook

OAKLAND, Calif., May 3, 2017 – For its third quarter ending March 31, 2017, The Clorox Company (NYSE:CLX) today reported sales growth of 4 percent and an increase of 8 percent diluted net earnings per share (EPS) from continuing operations.

“We delivered solid results on top of double-digit earnings growth in the year-ago quarter,” said Clorox Chairman and CEO Benno Dorer. “I’m pleased with our continued strong volume and sales growth supported by innovation that’s providing meaningful value to consumers. I’m also encouraged by the progress we’re making in our International business as that team continues to take deliberate actions to rebuild long-term profitability behind its Go Lean strategy.”

Dorer added, “Importantly, we’re on track to deliver another year of solid sales and earnings growth. We’re confident in our strategy and ability to deliver shareholder value over the long term.”

All results in this press release are reported on a continuing operations basis, unless otherwise stated. Some information in this release is reported on a non-GAAP basis. See “Non-GAAP Financial Information” below and the tables toward the end of this press release for more information and reconciliations of key third-quarter fiscal year 2017 and fiscal year 2016 results to the most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the U.S. (GAAP).

Fiscal Third-Quarter Results

Following is a summary of key third-quarter results. All comparisons are with the third quarter of fiscal year 2016, unless otherwise stated.

●	7% volume growth
●	4% sales growth
●	$1.31 diluted EPS (8% growth)

In the third quarter, volume grew 7 percent, reflecting increases in the Cleaning and Household segments. Total company sales grew 4 percent, reflecting higher volume growth, 2 points of sales growth from the RenewLife digestive health business, which was acquired in May 2016, as well as the benefit of price increases in the company’s International business, primarily in Argentina. These factors were partially offset by unfavorable mix and higher trade promotion investments to support product innovation.

The company’s third-quarter gross margin decreased 130 basis points to 44 percent from 45.3 percent in the year-ago quarter, when gross margin increased 210 basis points. Current-quarter gross margin reflected higher manufacturing and logistics costs, unfavorable mix, increased commodity costs and higher trade promotion investments, partially offset by the benefits of cost savings and price increases.

Clorox delivered earnings from continuing operations of $172 million, or $1.31 diluted EPS, an increase of 8 percent. Third quarter diluted EPS results were driven primarily by higher sales, a lower effective tax rate and a gain from the sale of an international facility as part of the International business’ Go Lean strategy, partially offset by significantly higher advertising and trade promotion investments behind product innovation, as well as lower gross margin.

“Our third quarter results reflect strong advertising and trade promotion investments to support our brands, including product innovation, which we anticipate will contribute to our fourth quarter volume and sales results,” said Chief Financial Officer Steve Robb. “Importantly, we continue to anticipate fourth quarter EBIT margin to increase, reflecting lower selling and administrative expenses.”

Year-to-date net cash provided by continuing operations was $483 million, compared with $436 million in the year-ago period. The year-over-year increase was primarily related to higher earnings in the current period and the timing of tax payments.

Key Segment Results

Following is a summary of key third-quarter results from continuing operations by reportable segment. All comparisons are with the third quarter of fiscal year 2016, unless otherwise stated.

Cleaning

(Laundry, Home Care, Professional Products)

●	13% volume growth
●	7% sales growth
●	8% pretax earnings increase

Segment volume growth was driven largely by gains in Home Care, with another quarter of record shipments of Clorox® disinfecting wipes reflecting expanded club-channel distribution and the launch of new Scentiva™ wipes and sprays. Professional Products also contributed to segment volume growth, with gains mainly across cleaning products. Volume outpaced sales due to unfavorable mix. Pretax earnings growth was driven mainly by higher sales and the benefit of cost savings.

Household

(Bags and Wraps, Charcoal, Cat Litter, Digestive Health)

●	9% volume growth
●	4% sales growth
●	6% pretax earnings decrease

Segment volume growth was driven primarily by the benefit of the RenewLife acquisition and higher shipments in Cat Litter supported by increased merchandising activity, which includes Fresh Step® with Febreze™ products. These factors were partially offset by lower shipments in Charcoal, driven, in part, by poor weather affecting the beginning of grilling season, compared to high single-digit volume growth in the year-ago quarter. Volume outpaced sales primarily due to unfavorable mix and higher trade promotion investments. The decrease in pretax earnings reflected increased manufacturing and logistics costs and higher demand building investments to support product innovation, partially offset by higher sales and the benefit of cost savings.

Lifestyle

(Dressings and Sauces, Water Filtration, Natural Personal Care)

●	1% volume decrease
●	3% sales decrease
●	27% pretax earnings decrease

Segment volume results were driven primarily by lower shipments in Water Filtration and Natural Personal Care, reflecting a comparison to double-digit volume growth in both businesses in the year-ago quarter. The variance between volume and sales was largely due to higher trade promotion investments to support product innovation that launched late in the quarter. The decrease in pretax earnings reflected lower sales, double-digit increases in demand-building investments and increased manufacturing and logistics costs.

International

(Sales outside of the U.S.)

●	2% volume decrease
●	3% sales growth
●	82% pretax earnings growth

Segment volume results were driven primarily by decreases in certain Latin American countries, mainly Argentina. These factors were partially offset by gains in Canada, which included the benefit of the RenewLife acquisition. Sales outpaced volume largely due to the benefit of price increases, primarily in Argentina, partially offset by higher trade promotion investments. Pretax earnings grew, reflecting a gain on the sale of an international facility, higher sales and the benefit of cost savings. These factors were partially offset by unfavorable commodity costs and increased manufacturing and logistics costs from continued high inflation. Excluding the $10 million gain on the sale of the facility, segment pretax earnings decreased, which was in line with the company’s expectations. The company continues to anticipate that the International business’ profitability will improve over the long term based on continued progress against its Go Lean strategy.

Clorox Updates Fiscal Year 2017 Outlook

●	3% to 4% sales growth (unchanged)
●	About 25 basis points of EBIT margin expansion (previously 25 to 50 basis points)
●	$5.25 to $5.35 diluted EPS range (previously $5.23 to $5.38)

Clorox continues to anticipate fiscal year sales growth of 3 percent to 4 percent, reflecting strong sales results to date, robust innovation plans and about 2 points of benefit from the RenewLife acquisition. The company anticipates these factors to be partially offset by about 1 point of unfavorable foreign currency exchange rates.

Clorox now anticipates fiscal year EBIT margin expansion of about 25 basis points, reflecting lower selling and administrative expenses as a percentage of sales driven by ongoing productivity initiatives and normalized levels of performance-based incentive compensation costs, partially offset by lower fiscal year gross margin.

Clorox now anticipates fiscal year 2017 diluted EPS from continuing operations in the range of $5.25 to $5.35, an increase of 7 percent to 9 percent. Clorox’s fiscal year diluted EPS outlook reflects strong fiscal year-to-date sales growth, innovation across the company’s portfolio and continued expectations for fiscal-year EBIT margin expansion.

For More Detailed Financial Information

Visit the company’s Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com for the following:

●	Supplemental unaudited volume and sales growth information
●	Supplemental unaudited gross margin driver information
●

Supplemental unaudited reconciliation of certain non-GAAP financial information, including earnings from continuing operations before interest and taxes (EBIT) and earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA)

●	Supplemental unaudited balance sheet and cash flow information and free cash flow reconciliation
●	Supplemental price-change information

Note: Percentage and basis-point changes noted in this press release are calculated based on rounded numbers. Supplemental materials are available in the Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com.

The Clorox Company

The Clorox Company (NYSE: CLX) is a leading multinational manufacturer and marketer of consumer and professional products with about 8,000 employees worldwide and fiscal year 2016 sales of $5.8 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags, wraps and containers; Kingsford® charcoal; Hidden Valley® dressings and sauces; Brita® water-filtration products; Burt's Bees® natural personal care products; and RenewLife® digestive health products. The company also markets brands for professional services, including Clorox Healthcare® and Clorox Commercial Solutions®. More than 80 percent of the company's sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

Clorox is a signatory of the United Nations Global Compact, a community of global leaders committed to sustainability. The company also has been broadly recognized for its corporate responsibility efforts, most notably receiving two Climate Leadership Awards for Excellence in 2015 and a Safer Choice Partner of the Year Award in 2016 and 2017 from the U.S. Environmental Protection Agency as well as being named to CR Magazine's 2017 Best Corporate Citizens list and included in the 2016 Newsweek Green Rankings. The Clorox Company and its foundations contributed nearly $17 million in combined cash grants, product donations, cause marketing and employee volunteerism in the past year. For more information, visit TheCloroxCompany.com, including the Good Growth blog, and follow the company on Twitter at @CloroxCo.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, statements about future volumes, sales, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, cash flows, plans, objectives, expectations, growth, or profitability are forward-looking statements based on management's estimates, beliefs, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," “predicts” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as updated from time to time in the company's SEC filings. These factors include, but are not limited to: intense competition in the company's markets; worldwide, regional and local economic conditions and financial market volatility; the ability of the company to drive sales growth, increase prices and market share, grow its product categories and achieve favorable product and geographic mix; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs; dependence on key customers and risks related to customer consolidation and ordering patterns; risks related to reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; lower revenue or increased costs resulting from government actions and regulations, including with respect to the Aplicare business, despite the write down of Aplicare assets in the second quarter ended December 31, 2016; the ability of the company to successfully manage global, political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; risks related to international operations, including political instability; government-imposed price controls or other regulations; foreign currency exchange rate controls, including periodic changes in such controls, fluctuations and devaluations; labor claims, labor unrest and inflationary pressures, particularly in Argentina; potential harm and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; and the possibility of nationalization, expropriation of assets or other government action in foreign jurisdictions; risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill; the ability of the company to develop and introduce commercially successful products; supply disruptions and other risks inherent in reliance on a limited base of suppliers; the impact of product liability claims, labor claims and other legal proceedings, including in foreign jurisdictions; the success of the company's business strategies; the ability of the company to implement and generate anticipated cost savings and efficiencies; the company's ability to attract and retain key personnel; the company's ability to maintain its business reputation and the reputation of its brands; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in those costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; the impact of natural disasters, terrorism and other events beyond the company's control; the company's ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the company of third-party intellectual property rights; risks related to the potential increase in the company’s purchase price for The Procter & Gamble Company’s (P&G) interest in the Glad® business and the impact from the decision on whether or not to extend the term of the related agreement with P&G; the effect of the company's indebtedness and credit rating on its business operations and financial results; risks related to the company's discontinuation of operations in Venezuela; the company's ability to pay and declare dividends or repurchase its stock in the future; the company's ability to maintain an effective system of internal controls, including after completing acquisitions; uncertainties relating to tax positions, tax disputes and changes in the company's tax rate; the accuracy of the company's estimates and assumptions on which its financial projections are based; and the impacts of potential stockholder activism.

The company's forward-looking statements in this press release are based on management's current views, beliefs and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

This press release contains non-GAAP financial information relating to currency-neutral net sales growth, EBIT and EBIT margin. The company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP. See the end of this press release for these reconciliations.

The company discloses these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

EBIT represents earnings from continuing operations before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. The company's management believes these measures provide useful additional information to investors about trends in the company's operations and are useful for period-over-period comparisons.

Currency-neutral net sales growth represents U.S. GAAP net sales growth excluding the impact of the change in foreign currency exchange rates, and is calculated by re-measuring the current period net sales using the comparable prior year’s exchange rates. The company’s management believes these measures provide useful additional information to investors about changes in the company’s core business operations without the unpredictability and volatility of currency fluctuations.

Media Relations

Aileen Zerrudo (510) 271-3075, aileen.zerrudo@clorox.com

Kathryn Caulfield (510) 271-7209, kathryn.caulfield@clorox.com

Investor Relations

Lisah Burhan 510-271-3269, lisah.burhan@clorox.com

Joel Ramirez 510-271-3012, joel.ramirez@clorox.com

Steve Austenfeld 510-271-2270, steve.austenfeld@clorox.com

For recent presentations made by company management and other investor materials, visit Investor Events on the company’s website.

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except share and per share data

	Three Months Ended		Nine Months Ended
	3/31/2017	3/31/2016	3/31/2017	3/31/2016
Net sales	$1,477	$1,426	$4,326	4,161
Cost of products sold	827	780	2,407	2,290
Gross profit	650	646	1,919	1,871

Selling and administrative expenses	201	204	598	581
Advertising costs	161	146	417	395
Research and development costs	35	35	98	99
Interest expense	22	22	66	67
Other (income) expense, net	(16)	2	2	(2)
Earnings from continuing operations before income taxes	247	237	738	731
Income taxes on continuing operations	75	78	237	248
Earnings from continuing operations	172	159	501	483
Earnings (losses) from discontinued operations, net of tax	-	3	(1)	-
Net earnings	$172	$162	$500	$483

Net earnings (losses) per share
Basic
Continuing operations	$1.34	$1.23	$3.89	3.73
Discontinued operations	-	0.02	(0.01)	-
Basic net earnings per share	$1.34	$1.25	$3.88	$3.73

Diluted
Continuing operations	$1.31	$1.21	$3.82	3.67
Discontinued operations	-	0.02	(0.01)	-
Diluted net earnings per share	$1.31	$1.23	$3.81	$3.67

Weighted average shares outstanding (in thousands)
Basic	128,752	129,690	128,899	129,463
Diluted	131,362	131,647	131,399	131,652

Reportable Segment Information
(Unaudited)
Dollars in millions

	Net sales			Earnings (losses) from continuing operations before income taxes
	Three Months Ended			Three Months Ended
	3/31/2017	3/31/2016	% Change (1)	3/31/2017	3/31/2016	% Change (1)
Cleaning	$497	$465	7%	$132	$122	8%
Household	486	467	4%	106	113	-6%
Lifestyle	246	254	-3%	51	70	-27%
International	248	240	3%	20	11	82%
Corporate	-	-	0%	(62)	(79)	-22%
Total	$1,477	$1,426	4%	$247	$237	4%

	Net sales			Earnings (losses) from continuing operations before income taxes
	Nine Months Ended			Nine Months Ended
	3/31/2017	3/31/2016	% Change (1)	3/31/2017	3/31/2016	% Change (1)
Cleaning	$1,500	$1,419	6%	$400	$394	2%
Household	1,329	1,253	6%	246	262	-6%
Lifestyle	742	736	1%	190	201	-5%
International	755	753	0%	75	65	15%
Corporate	-	-	0%	(173)	(191)	-9%
Total	$4,326	$4,161	4%	$738	$731	1%

(1) Percentages based on rounded numbers.

Condensed Consolidated Balance Sheets
(Unaudited)
Dollars in millions

	3/31/2017	6/30/2016	3/31/2016
ASSETS
Current assets
Cash and cash equivalents	$431	$401	$414
Receivables, net	568	569	530
Inventories, net	510	443	460
Other current assets	94	72	186
Total current assets	1,603	1,485	1,590

Property, plant and equipment, net	903	906	887
Goodwill	1,193	1,197	1,059
Trademarks, net	655	657	528
Other intangible assets, net	70	78	45
Other assets*	205	187	166
Total assets	$4,629	$4,510	$4,275

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$650	$523	$432
Current maturities of long-term debt	400	-	-
Accounts payable and accrued liabilities	948	1,035	955
Income taxes payable	-	-	-
Total current liabilities	1,998	1,558	1,387
Long-term debt*	1,390	1,789	1,787
Other liabilities	788	784	735
Deferred income taxes	49	82	107
Total liabilities	4,225	4,213	4,016

Stockholders’ equity
Common stock	159	159	159
Additional paid-in capital	912	868	846
Retained earnings	2,351	2,163	2,103
Treasury shares	(2,453)	(2,323)	(2,307)
Accumulated other comprehensive net losses	(565)	(570)	(542)
Stockholders’ equity	404	297	259
Total liabilities and stockholders’ equity	$4,629	$4,510	$4,275

*In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Cost,” w hich requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent w ith debt discounts. The Company adopted this standard in the first quarter of fiscal year 2017 and retrospectively applied the standard to all periods presented.

The tables below present the reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

The reconciliations below are on a continuing operations basis.

Third-Quarter and Fiscal Year-to-Date Net Sales Growth Reconciliation

			Q3	Q3
	Q3	Q3	FYTD	FYTD
	Fiscal	Fiscal	Fiscal	Fiscal
	2017	2016	2017	2016
Total Net Sales Growth – GAAP	3.6%	1.8%	4.0%	1.5%

Less: Foreign exchange	-0.1%	-3.3%	-1.3%	-3.0%

Currency-Neutral Net Sales Growth – Non-GAAP(1)	3.7%	5.1%	5.3%	4.5%

(1) Currency-neutral net sales growth represents GAAP net sales growth excluding the impact of the change in foreign currency exchange rates, and is calculated by re-measuring the current period net sales using the comparable prior year’s exchange rates.

The reconciliations below for fiscal year 2016 are provided as a reference point for the fiscal year 2017 outlook.

Fiscal Year EBIT Margin(2) Reconciliation

Dollar in millions

FY
Fiscal
2016
Earnings from continuing operations	$983
before income taxes – GAAP

Interest Income	-5
Interest Expense	88

EBIT (2) – non-GAAP	$1,066

Net Sales	$5,761

EBIT margin(2) – non-GAAP	18.5%

(2) EBIT represents earnings from continuing operations before interest and taxes. EBIT margin is the ratio of EBIT to net sales.

For Gross Margin Drivers, please refer to the Supplemental Information: Gross Margin Driver page in the Financial Information: Quarterly Results section of the company’s website TheCloroxCompany.com.